Exhibit 3.1

Revisions to GM Bylaws

(Revised paragraphs only - deleted language is struck through; new language is underlined)

1.2 Special Meetings.

(~~d) Pre-IPO Special Meetings. Notwithstanding the foregoing provisions of this section 1.2, prior to an Initial Public Offering (as defined below) of the Corporation, the board shall call a special meeting at the request of the record holders of at least 15 percent of the voting power of the outstanding shares of all classes of stock entitled to vote at such a meeting. Such request shall state the purpose or purposes of the proposed meeting. The time of any such special meeting shall be stated in the notice of such meeting, which notice shall specify the purpose or purposes thereof. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.~~

~~“Initial Public Offering” means the earlier to occur of (i) the initial public offering of the Common Stock, (whether such offering is primary or secondary) that is underwritten by a nationally recognized investment bank, pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act of 1933, as amended, is applicable, or a registration statement on Form S-4, Form S-8 or a successor to one of those forms) or (ii) the later of (x) the date on which a Corporation registration statement filed under Section 12(b) or 12(g) of the Exchange Act shall have been declared effective by the Securities and Exchange Commission or otherwise became effective under the Exchange Act and (y) the date of distribution of the shares of Common Stock beneficially owned (within the meaning given in Rule 13d-3 of the Exchange Act) by Motors Liquidation Company (formerly known as General Motors Corporation), a Delaware corporation pursuant to its plan of reorganization.~~

1.11 Notice of Stockholder Nomination and Stockholder Business.

At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. ~~Prior to the Initial Public Offering, nominations for the election of directors may be made only by the board of directors, which nominations shall be consistent with the Stockholders Agreement dated October 15, 2009 among the Corporation, the United States Department of the Treasury, 7176384 Canada Inc., and UAW Retiree Medical Benefits Trust and, for the limited purposes set forth therein, General Motors LLC (the “Stockholders Agreement”). Following the Initial Public Offering, n~~Nominations for the election of directors may be made by the board of directors in accordance with the Stockholders Agreement dated October 15, 2009 among the Corporation, the United States Department of the Treasury, 7176384 Canada Inc., and UAW Retiree Medical Benefits Trust and, for the limited purposes set forth therein, General Motors LLC ~~(the “Stockholders Agreement”)~~ or by any stockholder entitled to vote for the election of directors who complies with the notice requirements set forth in this section. Other matters to be properly brought before the meeting ~~(whether prior to or following the Initial Public Offering)~~ must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, including, as applicable, matters covered by Rule 14a-8 under the Exchange Act; (b) otherwise properly brought before the meeting by or at the direction of the board; or (c) otherwise properly brought before the meeting by a stockholder pursuant to the notice requirements of this section.

~~Prior to the Initial Public Offering, a stockholder need not give notice of his intent to bring any matter before a meeting of stockholders. Following the Initial Public Offering, a~~A stockholder who intends to make a nomination for the election of directors or to bring any other matter before a meeting of stockholders must give notice of his intent in writing or by electronic transmission. Such notice must be received by the secretary, in the case of an annual meeting not more than 180 days and not less than 120 days before the date of the meeting, or in the case of a special meeting, not more than 15 days after the day on which notice of the special meeting is first mailed to stockholders. Notwithstanding the preceding sentence, requests for inclusion of proposals in the Corporation’s proxy statement made pursuant to Rule 14a-8 under the Exchange Act, if applicable, shall be deemed to have been delivered in a timely manner if delivered in accordance with such Rule.

1.12 Stockholder Action by Written Consent.

(b) Notice Requirements. Any stockholder’s notice required by paragraph (a) of this section must describe the action that the stockholder proposes to take by consent. ~~Following the Initial Public Offering, f~~For each such proposal, every notice by a stockholder must state (i) the information required by section 1.11 as though such stockholder was intending to make a nomination or to bring any such other matter before a meeting of stockholders, and as though such stockholder was not seeking to include any such nomination or other matter in the proxy statement of the Corporation and (ii) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the bylaws of the Corporation).

(e) Effectiveness of Consent. No action by written consent without a meeting shall be effective until such date as the secretary of the Corporation, such other officer of the Corporation as the board may designate, or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with paragraph (d) of this section, represent at least the minimum number of votes that would be necessary to take the corporate action in accordance with Delaware law and the certificate of incorporation, which~~, following an Initial Public Offering,~~ will be all the outstanding shares entitled to vote thereon.

2.2 Election; Resignation; Vacancies.

(e) Resignation and Replacement of Unsuccessful Incumbents. ~~Following an Initial Public Offering:~~

(i) In order for any incumbent director to become a nominee of the board for further service on the board, such person must submit an irrevocable resignation, contingent ~~(i)~~ on (y) that person not receiving more than 50% of the votes cast, and ~~(ii)~~ (z) acceptance of that resignation by the board in accordance with policies and procedures adopted by the board for such purposes.

(h) Removal. ~~Prior to the Initial Public Offering, any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of all classes of stock entitled to vote at the election of directors, except as otherwise provided by the General Corporation Law of Delaware. Following the Initial Public Offering, a~~Any director may be removed from office, ~~only~~ with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of all classes of stock entitled to vote at the election of directors. ~~Prior to an Initial Public Offering, if any Required Director (as defined in section 2.5) is removed from office pursuant to this section 2.2(h), the stockholder who had the right to nominate such director shall have the right to nominate a director to replace such removed director, subject to, and in accordance with, the terms set forth in the Stockholders Agreement.~~

2.5 Quorum; Vote Required for Action. ~~(a) Following an Initial Public Offering, a~~At all meetings of the board of directors, one-third of the total number of directors then in office, shall be necessary to constitute a quorum for the transaction of business. Except in cases in which applicable law, the certificate of incorporation, or these bylaws provide otherwise, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

~~(b) Prior to an Initial Public Offering, at all meetings of the board of directors, one-third of the total number of directors then in office, including the Required Directors, shall be necessary to constitute a quorum for the transaction of business. If such quorum is not present within 60 minutes after the time appointed for such meeting, such meeting shall be adjourned and the chairman of the board shall reschedule the meeting to be held not fewer than two nor more than 10 Business Days thereafter. If such meeting is rescheduled and one-third of the total number of directors then in office, including the Required Directors, are not present at the rescheduled meeting, then those directors who are present or represented by proxy at the rescheduled meeting shall constitute a valid quorum for all purposes hereunder; provided that written notice by overnight mail, courier service, electronic transmission, or hand delivery of any rescheduled meeting shall have been delivered to all directors at least one Business Day prior to the date of such rescheduled meeting; and provided further, that the directors present determine, in good faith, that any absent Required Director’s absence was motivated by an intention to delay or impede the meeting. Except in cases in which applicable law, the certificate of incorporation, or these bylaws provide otherwise, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.The term “Required Director” shall mean, with respect to any stockholder who has a then-current right to designate for nomination, and has designated for nomination, one or more directors pursuant to the Stockholders Agreement, one director so designated for nomination by such stockholder.~~

2.10 Independent Directors.

Two-thirds of the individuals nominated by the board of directors as candidates for election to the board by the stockholders at the next annual meeting of stockholders shall qualify to be Independent Directors (as defined in this section).

If the board elects directors between annual meetings of stockholders, two-thirds of all directors holding office immediately after such election shall be Independent Directors.

For purposes of this section 2.10, the term “Independent Director” shall mean a director who qualifies as independent within the meaning of Rule 303A.02 of the New York Stock Exchange’s Listed Company Manual (or any successor provision)~~, whether or not any of the shares of Common Stock are then listed on the New York Stock Exchange~~.

3.1 Committees of the Board of Directors.

The standing committees of the board shall include the audit committee, the directors and corporate governance committee, the executive compensation committee, the finance and risk policy committee, and the public ~~policy~~ committee. The board (but not a committee thereof) may designate additional committees of the board and may prescribe for each committee such powers and authority as may properly be granted to such committees in the management of the business and affairs of the Corporation. The board of directors may establish by resolution, adopted by a majority of the whole board, an administrative committee with the authority and responsibility to act on behalf of the board with regard to matters submitted to the board that, pursuant to any statement of delegation of authority adopted by the board from time to time, do not constitute issues within the sole jurisdiction of the board or any committee thereof and are not otherwise significant.

3.4 Finance and Risk ~~Policy~~ Committee

The finance and risk ~~policy~~ committee shall be responsible for assisting the board of directors in its oversight of the Corporation’s financial policies and strategies, including its capital structure. The committee shall also be responsible for assisting the board of directors in its oversight of the Corporation’s risk management strategies and policies, including overseeing management of market, credit, liquidity and funding risks. In addition, the committee shall periodically receive reports regarding U.S. employee benefit plans for the purpose of reviewing the administration, financing, investment performance, risk and liability profile, and funding of such plans, in each case including with respect to regulatory compliance.

6.5 Voting of Stock Owned by the Corporation.

The board of directors, the finance and risk ~~policy~~ committee, or the chairman of the board may authorize any person and delegate to one or more officers or subordinate officers the authority to authorize any person to vote or to grant proxies to vote in behalf of the Corporation at any meeting of stockholders or in any solicitation of consent of any corporation or other entity in which the Corporation may hold stock or other voting securities.

6.8 Amendment of Bylaws.

Unless otherwise provided in the certificate of incorporation or these bylaws, ~~(with the consent of the Required Directors with respect to any amendment to section 2.5(b) of these bylaws (or any successor provision)),~~ the board of directors shall have power to adopt, amend, or repeal the bylaws at any regular or special meeting of the board. The stockholders shall also have power to adopt, amend, or repeal the bylaws at any annual or special meeting, subject to compliance with the notice provisions provided in section 1.11 of these bylaws.

6.10 Uncertificated Stock

Notwithstanding any other provision in these bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates that may be required by applicable corporate securities laws.